As filed with the Securities and Exchange Commission on November 6, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
REDWOOD TRUST, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place, Suite 300
Mill Valley, CA  94941
(Address of principal executive offices) (Zip code)

2002 Redwood Trust, Inc. Incentive Plan
(as amended)
(Full title of the plan)
_____________

George E. Bull, III Chairman of the Board and Chief Executive Officer Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94941 (415) 389-7373	Copies to: Jeffrey T. Pero, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 (415) 391-0600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000 Shares	$14.77	$22,155,000 (2)	$870.69

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also automatically cover any additional shares of common stock of Redwood Trust, Inc. (“Common Stock”) which become issuable under the 2002 Redwood Trust, Inc. Incentive Plan (as amended) (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)
This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $14.77, which represents the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on November 3, 2008.

INTRODUCTION

By previous registration statements on Form S-8 (File Nos. 333-89300, 333-116395 and 333-136497) filed with the Securities and Exchange Commission (the “Commission”), Redwood Trust, Inc., a Maryland corporation (the “Company”), previously registered an aggregate of 1,434,064 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance from time to time in connection with the 2002 Redwood Trust, Inc. Incentive Plan (as amended) (the “Plan”). Under this registration statement, the Company is registering an additional 1,500,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Registration Statement on Form S-8 filed on May 29, 2002 (File No. 333-89300);

(2)	Our Registration Statement on Form S-8 filed on June 10, 2004 (File No. 333-116395);

(3)	Our Registration Statement on Form S-8 filed on August 10, 2006 (File No. 333-136497);

(4)	Our Annual Report on Form 10-K for the year ended December 31, 2007;

(5)	Our Proxy Statement for our 2008 Annual Meeting of Stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on April 22, 2008;

(6)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

(7)	Our Current Reports on Form 8-K filed on January 4, 2008, January 18, 2008, March 11, 2008, June 2, 2008, June 17, 2008, July 2, 2008 and August 22, 2008;

(8)	The description of our common stock contained in our registration statement on Form 8-A filed on January 7, 1998; and

(9)
All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold, are deemed to be incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.

Any information that we later file with the Commission will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information filed under former items 9 or 12 of Form 8-K or current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

4.1
Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1).

4.1.1
Articles Supplementary of the Registrant, effective August 11, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.1).

4.1.2
Articles Supplementary of the Registrant, effective August 14, 1995 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.2).

4.1.3
Articles Supplementary of the Registrant, effective August 9, 1996 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.3).

4.1.4
Certificate of Amendment of the Registrant, effective June 30, 1998 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.4).

4.1.5
Articles Supplementary of the Registrant, effective April 10, 2003 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.5).

4.1.6
Articles of Amendment of the Registrant, effective June 12, 2008 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.6).

4.2	Amended and Restated Bylaws, as adopted on March 5, 2008 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008).

4.3	Form of Common Stock Certificate (Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996).

4.4	2002 Redwood Trust, Inc. Incentive Plan (as amended).

5.1	Opinion of Venable LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on November 6, 2008.

REDWOOD TRUST, INC.

By:	/s/ George E. Bull, III
Name: George E. Bull, III
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George E. Bull, III, Douglas B. Hansen and Martin S. Hughes, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ George E. Bull, III George E. Bull, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 6, 2008

/s/ Douglas B. Hansen Douglas B. Hansen	Director and President	November 6, 2008

/s/ Martin S. Hughes Martin S. Hughes	Vice President, Chief Financial Officer, and Secretary (Principal Financial Officer)	November 6, 2008

/s/ Richard D. Baum Richard D. Baum	Director	November 6, 2008

/s/ Thomas C. Brown Thomas C. Brown	Director	November 6, 2008

/s/ Mariann Byerwalter Mariann Byerwalter	Director	November 6, 2008

/s/ Greg H. Kubicek Greg H. Kubicek	Director	November 6, 2008

/s/ Diane L. Merdian Diane L. Merdian	Director	November 6, 2008

/s/ Georganne C. Proctor Georganne C. Proctor	Director	November 6, 2008

/s/ Charles J. Toeniskoetter Charles J. Toeniskoetter	Director	November 6, 2008

/s/ David L. Tyler David L. Tyler	Director	November 6, 2008

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1
Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1).

4.1.1
Articles Supplementary of the Registrant, effective August 11, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.1).

4.1.2
Articles Supplementary of the Registrant, effective August 14, 1995 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.2).

4.1.3
Articles Supplementary of the Registrant, effective August 9, 1996 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.3).

4.1.4
Certificate of Amendment of the Registrant, effective June 30, 1998 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.4).

4.1.5
Articles Supplementary of the Registrant, effective April 10, 2003 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.5).

4.1.6
Articles of Amendment of the Registrant, effective June 12, 2008 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Exhibit 3.1.6).

4.2	Amended and Restated Bylaws, as adopted on March 5, 2008 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008).

4.3	Form of Common Stock Certificate (Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996).

4.4	2002 Redwood Trust, Inc. Incentive Plan (as amended).

5.1	Opinion of Venable LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to this registration statement).